Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60207) pertaining to the Supplemental Retirement and Savings Plan, the Stock Option Plan, and the Employee Equity Purchase Plan of United Defense Industries, Inc. of our report dated March 1, 2002, with respect to the consolidated financial statements of United States Marine Repair, Inc. included in the Current Report on this Form 8-K/A of United Defense Industries, Inc. to be filed on September 13, 2002.

McLean, Virginia
September 12, 2002